UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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First Capital Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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SEC 1913 (04-05)

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April 29, 2015

FIRST CAPITAL BANCORP, INC.

4222 Cox Road

Glen Allen, Virginia 23060

AMENDMENT NO. 1 TO PROXY STATEMENT

DATED APRIL 15, 2015, FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD MAY 20, 2015

This Amendment No. 1 amends the Proxy Statement of First Capital Bancorp, Inc. (the “Company”) originally filed with the Securities and Exchange Commission and mailed to stockholders on April 15, 2015. Specifically, this Amendment No. 1 amends only the table showing the stock ownership of the Company’s executive officers and directors, which is disclosed in the “Voting Securities and Principal Stockholders” section of the Proxy Statement beginning on page 3 thereof to include shares of common stock of the Company beneficially owned by the Company’s executive officers and one of the Company’s directors that were not previously included in that table as originally filed, due to an inadvertent, clerical error.

With respect to the Company’s named executive officers in the table and the affected director, the number of shares inadvertently omitted from the table were as follows: Gerald Blake – 1,000 shares; Gary L. Armstrong – 18,750 shares; John M. Presley – 75,000 shares; and Robert G. Watts, Jr. – 37,503 shares. With respect to the total number of shares owned by the current directors and executive officers as a group, 185,303 shares owned by executive officers and one director were omitted from the amount shown in the table. In connection with the inclusion of the omitted shares, some of the ownership percentages in the table have been adjusted accordingly.

For ease of reference, the corrected table, including all of the applicable footnotes, is set forth below. There were no changes to the footnotes.

Name	Number of Shares (1)	Percent of Class (1)

Kenneth R. Lehman	7,307,612	47.5%
Gerald Blake	96,905	*
Grant S. Grayson	216,563	1.7%
Gary L. Armstrong	114,250	*
Yancey S. Jones	213,528	1.7%
John M. Presley	447,388	3.4%
Debra L. Richardson	58,150	*
Robert G. Watts, Jr.	111,575	*
Richard W. Wright	273,320	2.1%
Gerald Yospin	76,556	*
Martin L. Brill	107,672	*
Robert G. Whitten	28,279	*
Neil P. Amin	8,269	*

Current directors and executive officers as a group (17 persons)	9,291,365	62.8%

(1)	Amounts reflect shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2015, as follows: Mr. Lehman 0 shares; Mr. Blake 8,500 shares; Mr. Grayson 12,500 shares; Mr. Armstrong 13,500 shares; Mr. Jones 8,500 shares; Mr. Presley 12,500; Ms. Richardson 8,500 shares; Mr. Watts 10,000 shares; Mr. Wright 12,500 shares; Mr. Yospin 8,500 shares; Mr. Brill 0 shares; Mr. Whitten 0 shares; and Mr. Amin 0 shares.

Also included are shares of common stock issuable upon the exercise of warrants currently exercisable as follows: Mr. Lehman 2,434,537 shares; Mr. Blake 16,281 shares, Mr. Grayson 50,000 shares; Mr. Armstrong 17,250 shares; Mr. Jones 0 shares; Mr. Presley 62,485 shares; Ms. Richardson 7,500; Mr. Watts 9,175 shares; Mr. Wright 33,800 shares; Mr. Yospin 10,123 shares; Mr. Brill 0 shares; Mr. Whitten 0 shares and Mr. Amin 0 shares.

Also included are shares of unvested restricted stock which can be voted by the recipient, as follows: Mr. Lehman 1,000 shares; Mr. Blake 1,000 shares, Mr. Grayson 11,000 shares; Mr. Armstrong 33,333 shares; Mr. Jones 1,000 shares; Mr. Presley 50,000 shares; Ms. Richardson 1.000 shares; Mr. Watts 51,667 shares; Mr. Wright 1,000 shares; Mr. Yospin 1,000 shares; Mr. Brill 1,000 shares; Mr. Whitten 1,000 shares and Mr. Amin 1,000 shares.

*	Ownership interest less than 1%.